CHESAPEAKE UTILITIES CORPORATION

AMENDED AND RESTATED BYLAWS

December 4, 2012

ARTICLE I

OFFICES

1.1 Registered Office. The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, in the County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at such address is Corporation Service Company.

1.2 Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS’ MEETINGS

2.1 Location of Meetings. Annual and special meetings of the stockholders shall be held at such place within or without the State of Delaware, as the Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meeting shall be held at the principal office of the Corporation in the State of Delaware.

2.2 Annual Meeting. The annual meeting of stockholders shall be held each year at such time and place, within or outside of the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect the Directors of the Corporation and may transact any other business that is properly brought before the meeting.

2.3 Business at Annual Meetings; Advance Notice Provision. (i) No business may be transacted at an annual meeting of stockholders, other than business that is of proper matter for stockholder action and as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who complies with the notice procedures set forth in Section 2.3(ii) below as to any business submitted by a stockholder other than director nominations which shall be governed exclusively by Section 3.3 below. This Section 2.3 shall be the exclusive means for a stockholder to submit business, other than director nominations, before an annual meeting of the stockholders (other than proposals brought under Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws). A stockholder that submits business before an annual meeting of the stockholders under this Section 2.3 shall appear personally or through its representatives at the annual meeting to present such business.

(ii) For any business (other than the nomination of directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. This subsection (ii) shall constitute an “advance notice provision” for annual meetings for purposes of Rule 14a-4(c)(1) under the Exchange Act. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if notice of the meeting is mailed or the first public announcement of the date of such annual meeting is made less than 75 days prior to the date of such annual meeting, the 15th day following the date on which such notice is mailed or such public announcement of the date of such meeting is first made by the Corporation, whichever occurs first. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth the following information, and shall include a representation as to the accuracy of the information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are directly or indirectly, owned beneficially and/or of record by the stockholder, (d) any option, warrant, convertible, security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (e) any proxy, contract, arrangement, understanding, or relationship pursuant to which the stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation, (f) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (g) any rights to dividends on the shares of the Corporation owned beneficially by the stockholder that are separated or separable from the underlying shares of the Corporation, (h) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that the stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, (j) any arrangement, rights or other interests described in subsections (c) through (i) held by members of such stockholder’s immediate family sharing the same household, (k) any other information related to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder, (l) any material interest of the stockholder in such business (m) a description of any arrangements and understandings between such stockholder and any other person or persons in connection with the proposal of such business by such stockholder, and (n) any other information as reasonably requested by the Corporation. The information described in subsections (c) through (j) is hereinafter collectively referred to as the “Ownership and Rights Information.” In the event that, prior to the meeting, any Ownership and Rights Information changes in any material respect, the submitting stockholder will promptly notify the Secretary in writing of such changes (the “Amended Stockholder Notice”), which notice shall include a representation as to the accuracy of the information presented in the Amended Stockholder Notice. The Amended Stockholder Notice shall be sent to the Secretary by such means so that it is received by the Secretary at the Corporation’s offices no later than the business day prior to the meeting.

(iii) Notwithstanding the foregoing or any other provisions of these Bylaws, including Section 3.3 below, a stockholder also shall comply with all applicable laws, regulations and requirements, including requirements of the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals or nominations as to any other business to be considered pursuant to this Section 2.3 or Section 3.3 below.

(iv) Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Notice of stockholder proposals that are, or that the submitting stockholder intends to be, governed by Rule 14a-8 under the Exchange Act are not governed by these Bylaws.

2.4 Notice of Annual Meeting. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting. Such notice shall state the location, date and hour of the meeting, but the notice need not specify the business to be transacted thereat.

2.5 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors, and not at the request of any other person or persons. Such request must state the purpose or purposes of the proposed meeting.

2.6 Notice of Special Meetings. Written notice of a special meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least ten but not more than sixty days prior to the meeting. Such notice shall state the location, date and hour of the meeting and shall describe the order of business to be addressed at the meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice.

2.7 Presiding Officer at Stockholder Meetings. The Chair of the Board shall preside at all meetings of the stockholders, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead. In the Chair’s absence, the Chief Executive Officer shall preside, and in the absence of both, the Board shall appoint a person to preside.

2.8 Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws (the “Bylaws”). If such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. Even if a quorum is present or represented at any meeting of the stockholders, the presiding officer of the meeting, for good cause, or the majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time. If the time and place of the adjourned meeting are announced at any meeting at which an adjournment is taken, no further notice of the adjourned meeting need be given; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.9 Vote Required. In all matters other than the election of Directors, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before a meeting unless the question is one upon which by express provision of the Certificate of Incorporation or of these Bylaws, or by law, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected, by ballot, by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the election of directors.

2.10 Voting; Proxies. At any meeting of the stockholders every holder of shares entitled to vote thereat shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting, unless the instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.

2.11 Stockholder Lists. At least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open for ten days before the meeting for examination by any stockholder for any purpose germane to the meeting during regular business hours at the place where the meeting is to be held, or at such other place within the city in which the meeting is to be held as shall be specified in the notice of the meeting, and also shall be produced and kept at the time and place of the meeting, during the whole time thereof, and may be inspected by any stockholder who is present.

2.12 Action Without Meeting. No action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

ARTICLE III

DIRECTORS

3.1 Powers. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Composition of the Board. The number of Directors which shall constitute the Board shall be fixed from time to time by resolution of a majority of directors in office; provided, that their number shall not be less than five or more than fifteen. Directors shall be divided into three classes, as specified in the Certificate of Incorporation. Directors shall be elected at the annual meeting of the stockholders, and each Director shall be elected to serve until such Director’s successor shall be elected and shall qualify; provided, however, no person shall be eligible for election or re-election as a Director of the Corporation after his or her seventy-third birthday. The term of any director which extends beyond his or her seventy-third birthday shall expire on the date of the annual meeting of the stockholders next following his or her seventy-third birthday. Directors shall be stockholders. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the Chair of the Board who shall perform such duties as are specified in these Bylaws or are properly required of the Chair by the Board of Directors.

3.3 Nominations. Nominations for the election of Directors may be made by the Board or by any stockholder entitled to vote for the election of Directors. Nominations proposed by the Board shall be given by the Chair on behalf of the Board. Nominations by stockholders shall be in writing, and in the form prescribed below, and shall be effective when delivered by hand or received by registered first-class mail, postage prepaid, by the Secretary of the Corporation not less than 90 days nor more than 120 days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such writing shall be received by the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Nominations by stockholders shall be in the form of a notice which shall set forth (a) as to each nominee (i) the name, age, business address and, if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the Ownership and Rights Information as it relates to the nominee, (iv) the consent of the nominee to serve as a Director of the Corporation if so elected, (v) a description of all arrangements or understandings between the stockholder and the nominee, (vi) a description of all arrangements or understandings between the stockholder and any other person or persons pursuant to which the nomination is to be made by the stockholder, and (vii) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of Directors, or otherwise required pursuant to Regulation 14A under the Exchange Act, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder, (ii) the Ownership and Rights Information, and (iii) and any other information as reasonably requested by the Corporation. Such stockholder notice shall include a representation as to the accuracy of the information set forth in the notice. In addition, each nominee must complete and sign a questionnaire, in a form provided by the Corporation, to be submitted with the stockholder’s notice, that inquires as to, among other things, the nominee’s independence and director eligibility. In the event that, prior to the meeting, any information required to be submitted under this Section 3.3 changes in any material respect, the nominating stockholder will promptly notify the Secretary in writing of such changes (the “Amended Nomination Notice”), which notice shall include a representation as to the accuracy of the information presented in the Amended Nomination Notice. The Amended Nomination Notice shall be sent by such means so that it is received by the Secretary at the Corporation’s offices no later than the business day prior to the meeting.

Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded. This Section 3.3 shall be the exclusive means for a stockholder to submit business constituting director nominations before a meeting of the stockholders (other than proposals brought under Rule 14a-8 of Regulation 14A of the Exchange Act, which proposals are not governed by these Bylaws). A stockholder that nominates a candidate for election as a Director at a meeting of the stockholders under this Section 3.3 shall appear personally or through its representatives at the meeting to present such nomination.

3.4 Vacancy. If the office of any Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining Directors, though less than a quorum, shall choose a successor, who shall hold office until the next election of the class for which such Director shall have been chosen, and until such Director’s successor shall be elected and qualified.

3.5 Resignation. Any Director of the Corporation may resign from the Board of Directors at any time by giving written notice to the Chair of the Board and contemporaneously to the Secretary of the Corporation. The resignation shall be effective at the time stated therein, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.6 Meetings Generally. The Board of Directors may hold meetings, both regular and special, at such times and places either within or without the State of Delaware as shall from time to time be determined by the Board.

3.7 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be fixed by resolution of the Board. No notice shall be required for regular meetings held pursuant to such resolution, except that the Secretary of the Corporation shall promptly provide a copy of such resolution to any Director who is absent when such resolution is adopted. In case any scheduled meeting of the Board is not held on the day fixed therefore, the Directors shall cause the meeting to be held as soon thereafter as is convenient. At such regular meetings directors may transact such business as may be brought before the meeting.

3.8 Special Meetings. Special meetings of the Board may be called by the Chair of the Board or by the Chief Executive Officer by twenty-four (24) hours notice to each Director, either personally, by telephone, by mail, or by telegram; special meetings shall be called by the Chair of the Board, the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of two Directors.

3.9 First Meeting. The first meeting of each newly elected Board shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting to the newly elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held, the Directors shall cause the meeting to be held as soon thereafter as is convenient.

3.10 Organization. The Chair of the Board shall preside at all meetings of the Board, provided that the Chair may designate the Chief Executive Officer to preside in the Chair’s stead provided that the Chief Executive Officer is also a Director. In the Chair’s absence the Chief Executive Officer, if the Chief Executive Officer is a Director, shall preside. In the absence of both, the Board shall appoint a person to preside. The Secretary of the Corporation, or if the Secretary is not present, one of the Assistant Secretaries, in the order determined by the Board, or if an Assistant Secretary is not present, a person designated by the Board, shall take the minutes of the meeting.

3.11 Quorum; Adjournment. At all meetings of the Board a majority of the number of directors fixed by the Board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or these Bylaws. Whether or not a quorum is present at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting.

3.12 Participation by Electronic Means. Any one or more Directors may participate in a meeting of the Board or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall be deemed attendance in person at that meeting.

3.13 Action Without Meeting. Any action required to be taken or which may be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the Board or of the committee, as the case may be. Any action taken pursuant to such consent shall be treated for all purposes as the act of the Board or committee.

3.14 Appointment of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more special or standing committees, each committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee.

3.15 Meetings of Committees. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors. At all committee meetings, a majority of the members of the committee shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of committee members present at a meeting at which there is a quorum shall be the act of the committee.

3.16 Powers of Committees. Committees of the Board of Directors, to the extent provided in the Board resolution or permitted by law, shall have and may exercise the powers of the Board of Directors, in the management of the business and affairs of the Corporation, and may have power to authorize the Seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board. Except as the Board of Directors may otherwise determine, a committee may make rules for its conduct, but unless otherwise provided by the Board or such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of business by the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

3.17 Compensation of Directors. Directors shall be reimbursed for reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid other compensation in whatever form and amount the Board of Directors, by resolution, shall determine to be reasonable. Members of special or standing committees may be allowed like compensation and reimbursement for participation in committee meetings. Nothing contained in this section shall be construed to preclude any Director from serving the Corporation in any other capacity, as officer, agent, employee or otherwise, and being compensated for such service.

ARTICLE IV

NOTICES

4.1 Generally. Whenever under the provisions of the Certificate of Incorporation or these Bylaws, or by law, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by courier service, by depositing the same in a post office or letter box, or with a courier service, in a post-paid sealed wrapper, addressed to such Director or stockholder at such address as appears on the books of the Corporation, or, in default of other address, to such Director or stockholder at the last known address of such person, and notice shall be deemed to be given at the time when the same shall be thus deposited.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation or these Bylaws, or by law, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully convened.

ARTICLE V

OFFICERS

5.1 Officers. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and may appoint such other Officers and agents as it shall deem necessary. Two or more offices may be held by the same person, except that neither the Chief Executive Officer nor the President shall serve as the Secretary.

5.2 Election; Term of Office; Removal. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the Chief Executive Officer, President, one or more Vice Presidents, the Secretary, the Treasurer, and such other Officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until such time as they may resign or be removed from office. Any Officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. In the case of any office other than that of the Chair, Vice Chair, Chief Executive Officer, President, Secretary or Treasurer, the officer designated as the Chief Executive Officer may appoint a person to serve in such office, on a temporary basis, until the vacancy is filled by the Board.

5.3 Compensation. The salaries of all Officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

5.4 The Chair of the Board. The Chair of the Board shall, except as otherwise provided in these Bylaws, preside at each meeting of the stockholders and of the Board of Directors and shall perform such other duties as may from time to time be assigned by the Board of Directors.

5.5 The Vice Chair of the Board. The Board of Directors may appoint a Vice Chair of the Board. The Vice Chair of the Board shall assist the Chair of the Board and have such other duties as may be assigned by the Board of Directors.

5.6 Designated Officers.

(a) Chief Executive Officer.  The Chief Executive Officer shall have general supervision over the business and affairs of the Corporation and over its Officers, agents, and employees, subject, however, to the oversight of the Board of Directors.  The Chief Executive Officer shall report directly to the Board of Directors, and shall perform such duties as are incident to the office of the Chief Executive Officer or are properly specified and authorized by the Board of Directors.

(b) Chief Financial Officer. The Chief Financial Officer shall have general supervision over the financial operations of the Company and perform such other duties as the Chief Executive Officer or the Board shall prescribe, including having the custody of the corporate funds and securities of the Corporation. The Chief Financial Officer shall render to the Chief Executive Officer, President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of the financial condition of the Corporation.

(c) Other Designated Officers.  The Board of Directors may designate officers to serve as Chief Operating Officer, Chief Accounting Officer and other such designated positions and to fulfill the responsibilities of such designated positions as determined by the Board of Directors in addition to their duties as Officers as set forth in these Bylaws.

5.7 The President. The President shall report to the Chief Executive Officer, unless the President and Chief Executive Officer is the same person in which case the President shall report to the Board of Directors.  The President shall perform such duties as are incident to the office of the President or are properly specified and authorized by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

5.8 Vice Presidents. The Vice Presidents, in the order fixed by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

5.9 The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the Seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature or by the signature of the Treasurer or an Assistant Secretary.

5.10 Assistant Secretaries. The Assistant Secretaries, in the order fixed by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

5.11 The Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories or other institutions as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation by check or by electronic or wire transfer, as may be ordered by the Board, taking proper vouchers for such disbursements and shall perform such other duties as the Chief Executive Officer, President, Chief Financial Officer and Directors shall prescribe. The Treasurer shall render to such persons or any of them, whenever they may require it, an account of all transactions as Treasurer.

5.12 Assistant Treasurers. The Assistant Treasurers, in the order fixed by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE VI

STOCK CERTIFICATES, TRANSFERS AND RECORD DATE

6.1 Certificates of Stock; Uncertificated Shares. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. The certificates of stock of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The stock certificates of the Corporation shall be signed by the Chief Executive Officer, the President or a Vice President and the Chief Financial Officer, the Secretary or an Assistant Secretary, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any or all of the signatures on the certificate may be facsimiles, engraved or printed. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

6.2 Registration of Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, if such shares are certificated, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or to register the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be recorded upon the books of the Corporation. The Board of Directors shall have authority to make such rules and regulations not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

6.3 Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any annual or special meeting of stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

6.5 Lost Certificates. The Board of Directors may direct that (i) a new certificate or certificates or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (i) new certificate or certificates or (ii) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VII

DIVIDENDS

7.1 Power to Declare Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

7.2 Discretion of the Board. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1 Instruments. All checks, demands for money, notes, deeds, mortgages, bonds, contracts and other instruments of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

8.2 Borrowing. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on behalf of the Corporation, to pledge the Corporation’s credit, or to mortgage or pledge the Corporation’s real or personal property, except within the scope and to the extent such authority has been delegated to such person by resolution of the Board of Directors. Such authority may be given by the Board and may be general or limited to specific instances.

8.3 Voting Securities of Other Corporations. Subject to any specific direction from the Board of Directors, the officer designated as the Chief Executive Officer of the Corporation, or any other person or persons who may from time to time be designated by the Board of Directors, shall have the authority to vote on behalf of the Corporation the securities of any other corporation which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies or written consents for such purpose.

8.4 Fiscal Year. The fiscal year shall begin the first day of January in each year.

8.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.6 Books and Records of the Corporation. The books and records of the Corporation shall be kept at such places as the Board may from time to time determine.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1 Right To Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation as a Director or Officer of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a Director or Officer and shall inure to the benefit of the person’s heirs, executors and administrators. For purposes of this section, persons serving as Director or Officer of the Corporation’s direct or indirect wholly-owned subsidiaries shall be deemed to be serving at the Corporation’s request.

9.2 Right To Advancement Of Expenses. The right to indemnification conferred in Paragraph (a) of this section shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit, or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified.

9.3 Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses contained in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any law, provision of the Corporation’s Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

9.4 Employee Benefit Plans. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director or Officer of the Corporation which imposes duties on, or involves services by, such Director or Officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

ARTICLE X

AMENDMENTS

10.1 Amendment of Bylaws. These Bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the holders of 75% or more of outstanding shares of capital stock entitled to vote at such meeting and present or represented thereat. The Board of Directors may alter or repeal the Bylaws by the affirmative vote of a majority of the entire Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.